UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2021 (August 21, 2021)

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd., Suite 500

EI Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	LMRK	NASDAQ Global Market
8.0% Series A Cumulative Redeemable Preferred Units, $25.00 par value	LMRKP	NASDAQ Global Market
7.9% Series B Cumulative Redeemable Preferred Units, $25.00 par value	LMRKO	NASDAQ Global Market
Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units, $25.00 par value	LMRKN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 23, 2021, Landmark Infrastructure Partners LP (the “Partnership”) issued a press release announcing that the Partnership and the Partnership’s sponsor Landmark Dividend LLC (“Landmark Dividend”), have entered into a definitive Transaction Agreement on August 21, 2021 (the “Transaction Agreement”) with LM Infra Acquisition Company, LLC, LM DV Infrastructure, LLC, Digital LD MergerCo LLC, Digital LD MergerCo II LLC, Landmark Infrastructure REIT LLC, Landmark Infrastructure Inc. and Landmark Infrastructure Partners GP LLC, pursuant to which, among other things, on the terms and subject to the satisfaction or waiver of certain conditions set forth in the Transaction Agreement, unaffiliated unitholders of the Partnership will receive $16.50 in cash for each common unit owned, and Landmark Dividend will acquire the Partnership.

A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership. Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2020 and Current Report on Form 8-K filed with the Commission on February 24, 2021. These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

Additional Information and Where to Find It

In connection with the transaction referred to in this material, the Partnership expects to file with the Securities and Exchange Commission (“SEC”) and mail to the Partnership’s security holders a proxy statement and other relevant documents. This material is not a substitute for the proxy statement or for any other document that the Partnership may file with the SEC and send to the Partnership’s security holders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Partnership through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Partnership will be available free of charge through the Partnership’s website at www.landmarkmlp.com in the “Investors” tab near the top of the page, or by contacting the Partnership’s Investor Relations Department at (213) 788-4528.

Participants in Solicitation

The directors, officers and employees of Landmark Infrastructure Partners GP, LLC, the general partner of the Partnership (“Landmark GP”), and its affiliates may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Landmark GP may be found in the Partnership’s 2020 Form 10-K filed with the SEC on February 24, 2021 and any subsequent Current Reports on Form 8-K and statements of changes in beneficial ownership filed with the SEC after the filing of the Partnership’s 2020 Form 10-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Landmark Infrastructure Partners LP, dated August 23, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: August 23, 2021	By:

/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer